EXHIBIT 99

                           ACQUISITION PROMISSORY NOTE

$2,000,000.00                                                Fairfax, Virginia
                                                                April 30, 1997


        FOR VALUE RECEIVED, VERSAR, INC., a corporation organized under the laws of the State of Delaware and GEOMET TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (collectively, the

"Borrowers" and each a Borrower), jointly and severally promise to pay to the order of NATIONSBANK, N.A., a national banking association, its successors and assigns (the "Lender"), the principal sum of TWO MILLION AND NO/100 DOLLARS

($2,000,000.00) (the "Principal Sum"), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

         1.    Interest.  Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the fluctuating per annum interest rate established by the Lender from time to time, at its discretion, whether or not such rate is otherwise published ("Prime Rate"), plus one half of one percent (.50%) per annum.  The Prime Rate is established by the Lender as an index or base and may or may not be the best or lowest rate charged by the Lender on any loan.

The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate.  All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

         2.    Payments and Maturity.  The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

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               (a)    Interest on the unpaid Principal Sum shall be due and

payable monthly, commencing May 31, 1997, and on the last day of each month thereafter to maturity; and

               (b)    The unpaid Principal Sum shall be due and payable in

monthly installments of principal in the amount of $41,666.67 each, commencing

May 31, 1997, and on the last day of each month to and including April 30,

1998; and

               (b)    Commencing on May 31, 1998 and continuing on the last day

of each month thereafter until maturity, the unpaid Principal Sum shall be due and payable in monthly installments of principal in the amount of $62,500 each;

and

               (c)    Unless sooner paid, the entire unpaid Principal Sum,

together with all interest accrued and unpaid thereon, shall be due and payable in full on April, 30, 2000.


         3.    Default Interest.  Upon the occurrence of an Event of Default

(as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at a rate (the "Default Rate") two percent (2.0%) per annum in excess of the then current rate or rates of interest hereunder until such Event of Default is cured.

         4.    Late Charges.  If the Borrowers shall fail to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrowers shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

         5.    Application and Place of Payments.  All payments, made on

account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid

Principal Sum, with application first made to all principal installments then due hereunder, next to the outstanding principal balance due and owing at maturity and thereafter to the principal payments due in the inverse order of

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maturities.  Notwithstanding any provision contained herein to the contrary,

any portion of a permitted partial prepayment applied to the unpaid Principal

Sum shall be applied first to the outstanding principal balance due and owing at maturity and thereafter to the principal payments due in the inverse order of maturities.  All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in McLean,

Virginia or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrowers.  The Lender is authorized to deduct any payment (including payments of principal and/or interest as above provided) from the Borrowers  Account Number __________ on or after the date the payment is due; provided, however, that such authorization shall not be deemed to relieve the Borrowers from their obligation to make such payment when it is due.


         6.    Prepayment.  The Borrowers may prepay the Principal Sum in whole or in part upon ten (10) days prior written notice to the Lender without premium or penalty.


         7.    Financing Agreement and Other Financing Documents.  This Note

is one of the "Acquisition Notes" described in a Financing and Security

Agreement dated March 31, 1997 by and among the Borrowers and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement").  The indebtedness evidenced by this Note is included within the meaning of the term "Obligations" as defined in the Financing Agreement.  The term "Financing Documents" as used in this

Note shall mean collectively this Note, the Financing Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrowers and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Financing Agreement.

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     8.   Security.  This Note is secured as provided in the Financing

Agreement.

     9.   Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this

Note:
          (a)    The failure of the Borrowers to pay to the Lender within five

(5) days of  when due any and all amounts payable by the Borrowers to the

Lender under the terms of this Note; or

          (b)    The occurrence of an event of default (as defined therein)

under the terms and conditions of any of the other Financing Documents.

          10.    Remedies.  Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrowers to the Lender under the terms of this Note shall immediately become due and payable by the

Borrowers to the Lender without notice to the Borrowers or any other person,

and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws.  The Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the joint and several liability of the Borrowers, guarantors and endorsers.

     Until such time as the Lender is not committed to extend further credit to

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the Borrowers and all Obligations of the Borrowers to the Lender have been indefeasibly paid in full in cash, and subject to and not in limitation of the provisions set forth in the next following paragraph below, no Borrower shall have any right of subrogation (whether contractual, arising under the

Bankruptcy Code or otherwise), reimbursement or contribution from any Borrower,

or any guarantor nor any right of recourse to its security for any of the debts and obligations of any Borrower which are the subject of this Note.  Except as otherwise expressly permitted by the Financing Agreement, any and all present and future debts and obligations of any other to any Borrower are hereby subordinated to the full payment and performance of all present and future debts and obligations to the Lender under this Note and the Financing Agreement and the Financing Documents, provided, however, notwithstanding anything set forth in this Note to the contrary, prior to the occurrence of a payment

Default, the Borrowers shall be permitted to make payments on account of any of such present and future debts and obligations from time to time in accordance with the terms thereof.

         The Borrowers further agree that, if any payment made by the

Borrowers, or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by the

Lender to any Borrower, their estate, trustee, receiver or any other party,

including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Borrower's liability hereunder (and any lien,

security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing such the Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note

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(and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Borrower of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

         The JOINT AND SEVERAL obligations of each Borrower under this Note shall be absolute, irrevocable and unconditional and shall remain in full force and effect until the outstanding principal of and interest on this Note and all other Obligations or amounts due hereunder and under the Financing Agreement and the Financing Documents shall have been indefeasibly paid in full in cash in accordance with the terms thereof and this Note shall have been canceled.

         11.    Expenses.  The Borrowers promise to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation,

reasonable attorneys' fees and expenses and all court costs.

         12.    Notices.  Any notice, request, or demand to or upon the

Borrowers or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 11.01 of the Financing Agreement.

         13.    Miscellaneous.  Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or

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remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.  No failure or delay by the

Lender to insist upon the strict performance of any term, condition, covenant,

or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power,

or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive,

release, or change any provisions of this Note.

         14.    Partial Invalidity.  In the event any provision of this Note

(or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity,

illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

         15.    Captions.  The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

         16.    Applicable Law.    The Borrowers acknowledge and agree that

this Note shall be governed by the laws of the Commonwealth of Virginia, even though for the convenience and at the request of the Borrowers, this Note may be executed elsewhere.

         17.    WAIVER OF TRIAL BY JURY.  THE BORROWERS HEREBY WAIVE TRIAL BY

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JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY  BORROWER AND THE LENDER MAY BE

PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE

FINANCING DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES

A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR

PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

         THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH

BORROWER, AND EACH BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT

OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY

JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH BORROWER FURTHER

REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE

MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE

WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         18.    ARBITRATION.   ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE

PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS NOTE OR

ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON

OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN

ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE

APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF

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COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE ("J.A.M.S.")

AND THE "SPECIAL RULES" SET FORTH BELOW.  IN THE EVENT OF AN INCONSISTENCY, THE

SPECIAL RULES SHALL CONTROL.  JUDGMENT UPON ANY ARBITRATION AWARD MAY BE

ENTERED IN ANY COURT HAVING JURISDICTION.  ANY PARTY TO THIS INSTRUMENT,

AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED

PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS

NOTE RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (A)    SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN  FAIRFAX

COUNTY, VIRGINIA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR.

IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION,

THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE.  ALL ARBITRATION HEARINGS

WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION;

FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO

EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

         (B)    RESERVATION OF RIGHTS.  NOTHING IN THIS NOTE SHALL BE DEEMED

TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF

LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR

DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY

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12 U.S.C. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE

RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT

LIMITED TO) SET OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY

COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES

SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE

APPOINTMENT OF A RECEIVER.  THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS,

FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES

BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT

PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT.  NEITHER THE EXERCISE OF

SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR

FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER

OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE

THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         19.    Expenses.  The Borrowers promise to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation,

reasonable attorneys' fees and expenses and all court costs.

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         IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by their duly authorized officers as of the date first written above.


WITNESS OR ATTEST:                      VERSAR, INC.


 /s/ Lula Fasold                        By: /s/ Lawrence W. Sinnott (SEAL)
______________________________             _________________________
                                           Name: Lawrence W. Sinnott
                                           Title: V.P. and CFO

WITNESS OR ATTEST:                      GEOMET TECHNOLOGIES, INC.


 /s/ Lula Fasold                        By: /s/ Lawrence W. Sinnott (SEAL)
______________________________             _________________________
                                           Name: Lawrence W. Sinnott
                                           Title: Treasurer


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